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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2002-5
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Section 7.3 Indenture                                                                            Distribution Date:       4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                                                0.00
             Class B Principal Payment                                                                                0.00
             Class C Principal Payment                                                                                0.00
                       Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                                                0.00
             Class B Principal Payment                                                                                0.00
             Class C Principal Payment                                                                                0.00
                       Total

(ii)   Amount of the distribution allocable to the interest on the Notes
             Class A Note Interest Requirement                                                                  860,766.67
             Class B Note Interest Requirement                                                                   87,402.78
             Class C Note Interest Requirement                                                                  158,100.00
                       Total                                                                                  1,106,269.44

       Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
              Class A Note Interest Requirement                                                                    1.02472
              Class B Note Interest Requirement                                                                    1.24861
              Class C Note Interest Requirement                                                                    1.75667

(iii)  Aggregate Outstanding Principal Balance of the Notes

              Class A Note Principal Balance                                                                   840,000,000
              Class B Note Principal Balance                                                                    70,000,000
              Class C Note Principal Balance                                                                    90,000,000

(iv)   Amount on deposit in Owner Trust Spread Account                                                       10,000,000.00

(v)    Required Owner Trust Spread Account Amount                                                            10,000,000.00


                                                                                                       By:
                                                                                                            --------------------

                                                                                                       Name:  Patricia M. Garvey
                                                                                                       Title:  Vice President

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